Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, D.C. 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Record Second Quarter 2019 Financial Results

•	Second Quarter 2019 Revenues of $606.1 Million, Up 18.4% Compared to $512.1 Million in Prior Year Quarter

•	Second Quarter 2019 EPS of $1.69, Up 48.2% Compared to $1.14 in Prior Year Quarter; Second Quarter 2019 Adjusted EPS of $1.73, Up 51.8% Compared to $1.14 in Prior Year Quarter

•	Company Raises Full Year 2019 Guidance Ranges for Revenues, EPS and Adjusted EPS to Reflect Record First Half of 2019 Performance

Washington, D.C., July 25, 2019 — FTI Consulting, Inc. (NYSE: FCN) today released record financial results for the quarter ended June 30, 2019.

Second quarter 2019 revenues of $606.1 million increased $94.0 million, or 18.4%, compared to revenues of $512.1 million in the prior year quarter. Excluding the estimated negative impact from foreign currency translation (“FX”), revenues increased $102.4 million, or 20.0%, compared to the prior year quarter. The increase in revenues was driven by higher demand across all business segments and regions coupled with higher success fees compared to the prior year quarter. Net income of $64.6 million compared to $43.6 million in the prior year quarter. The increase in net income was primarily due to higher operating profits in the Corporate Finance & Restructuring, Economic Consulting and Technology segments.

Adjusted EBITDA of $97.2 million, or 16.0% of revenues, compared to $72.4 million, or 14.1% of revenues, in the prior year quarter. The increase in Adjusted EBITDA was due to higher revenues and improved utilization, which were partially offset by higher compensation, related to an increase in variable compensation, higher salaries reflecting annual salary adjustments and a 10.6% increase in billable headcount, as well as higher selling, general and administrative (“SG&A”) expenses compared to the prior year quarter.

Second quarter 2019 fully diluted earnings per share (“EPS”) of $1.69 compared to $1.14 in the prior year quarter. EPS included $2.1 million of non-cash interest expense related to the Company’s 2.0% convertible senior notes due 2023 (“2023 Convertible Notes”), which decreased EPS by $0.04. Second quarter 2019 Adjusted EPS of $1.73, which excludes the non-cash interest expense, compared to $1.14 in the prior year quarter.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “Our Company’s ability to continue to deliver record results reflects our success in helping our clients with the most significant challenges and opportunities they face, as well as our sustained focus on attracting and developing the best professionals in the market. The progress we have demonstrated on these core objectives gives us enormous confidence about where the Company is and where we are headed.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $47.6 million for the quarter ended June 30, 2019 compared to $34.6 million for the quarter ended June 30, 2018. The year-over-year increase in cash provided by operating activities was largely due to an increase in cash collected resulting from higher revenues compared to the prior year quarter, which was partially offset by an increase in compensation-related costs.

During the quarter, the Company repurchased 579,771 shares of its common stock at an average price per share of $83.34 for a total cost of $48.3 million. As of June 30, 2019, approximately $102.4 million remained available for stock repurchases under the Company’s $400.0 million stock repurchase authorization.

Cash and cash equivalents of $189.1 million at June 30, 2019 compared to $116.6 million at June 30, 2018 and $179.2 million at March 31, 2019. Total debt, net of cash, of $147.1 million at June 30, 2019 compared to $258.4 million at June 30, 2018 and $137.0 million at March 31, 2019. The sequential increase in total debt, net of cash, was primarily due to additional borrowings under the Company’s revolving credit facility.

Second Quarter 2019 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $48.6 million, or 34.4%, to $190.0 million in the quarter compared to $141.4 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $50.9 million, or 36.0%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand for business transformation and transactions and restructuring services coupled with higher success fees. Adjusted Segment EBITDA of $50.5 million, or 26.6% of segment revenues, compared to $35.8 million, or 25.3% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, related to an increase in variable compensation and billable headcount and higher SG&A expenses.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $12.3 million, or 9.2%, to $145.9 million in the quarter compared to $133.5 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $14.0 million, or 10.5%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand for health solutions, construction solutions and disputes services. Adjusted Segment EBITDA of $28.2 million, or 19.4% of segment revenues, compared to $27.6 million, or 20.7% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, primarily related to an increase in billable headcount and higher SG&A expenses.

Economic Consulting

Revenues in the Economic Consulting segment increased $22.2 million, or 16.6%, to $155.5 million in the quarter compared to $133.3 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $24.2 million, or 18.2%, compared to the prior year quarter. The increase in revenues was largely due to higher demand for antitrust services in North America and Europe, the Middle East and Africa (“EMEA”). Adjusted Segment EBITDA of $23.3 million, or 15.0% of segment revenues, compared to $15.5 million, or 11.6% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues with improved utilization, which was partially offset by an increase in compensation, primarily related to higher variable compensation.

Technology

Revenues in the Technology segment increased $9.2 million, or 19.8%, to $55.6 million in the quarter compared to $46.4 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $9.8 million, or 21.2%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand for cross-border investigations. Adjusted Segment EBITDA of $12.9 million, or 23.1% of segment revenues, compared to $7.5 million, or 16.2% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues and lower SG&A expenses, largely due to a decline in research and development expense resulting from the September 2018 sale of the Company’s Ringtail software and related business (“Ringtail divestiture”), which was partially offset by higher compensation due to an increase in as-needed contractors and billable headcount.

Strategic Communications

Revenues in the Strategic Communications segment increased $1.6 million, or 2.8%, to $59.1 million in the quarter compared to $57.5 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $3.5 million, or 6.1%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand for project-based corporate reputation services in North America and EMEA. Adjusted Segment EBITDA of $10.5 million, or 17.7% of segment revenues, compared to $11.0 million, or 19.1% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was due to higher SG&A expenses.

2019 Guidance

After a record first half of 2019, the Company is raising its full year revenue, EPS and Adjusted EPS guidance for 2019. The Company now estimates that 2019 revenues will range between $2.175 billion and $2.250 billion. This compares to the previous revenue guidance of at least $2.100 billion. The Company now estimates that 2019 EPS will range between $4.88 and $5.38. This compares to the previous EPS guidance of at least $3.88. The Company now estimates that 2019 Adjusted EPS will range between $5.00 and $5.50. This compares to the previous Adjusted EPS guidance of at least $4.00. The $0.12 per share variance between EPS and Adjusted EPS guidance for full year 2019 includes estimated non-cash interest expense of approximately $0.17 per share related to the Company’s 2023 Convertible Notes and the first quarter 2019 $0.05 per share tax gain related to the Ringtail divestiture.

Second Quarter 2019 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss second quarter financial results at 9:00 a.m. Eastern Time on Thursday, July 25, 2019. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 4,700 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $2.03 billion in revenues during the fiscal year 2018. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles (“GAAP”). Certain of these measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income (Loss) and Adjusted Segment EBITDA below in order to more fully define the components of certain non-GAAP financial measures presented in this press release. We define Segment Operating Income (Loss), a GAAP financial measure, as a segment’s share of consolidated operating income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA, a GAAP financial measure, as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenues.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer; the mix of the geographic locations where our clients are located or where services are performed; fluctuations in the price per share of our common stock; adverse financial, real estate or other market and general economic conditions; and other future events, which could impact each of our segments differently and could be outside of our control; the pace and timing of the consummation and integration of future acquisitions; the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions; retention of staff and clients; new laws and regulations, or changes thereto, including the 2017 Tax Act; and other risks described under the heading “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$189,106	$312,069
Accounts receivable:
Billed receivables	557,412	437,797
Unbilled receivables	429,285	319,205
Allowances for doubtful accounts and unbilled services	(243,295)	(202,394)

Accounts receivable, net	743,402	554,608
Current portion of notes receivable	29,606	29,228
Prepaid expenses and other current assets	57,141	69,448

Total current assets	1,019,255	965,353
Property and equipment, net	87,376	84,577
Operating lease assets	155,100	—
Goodwill	1,172,557	1,172,316
Other intangible assets, net	30,920	34,633
Notes receivable, net	76,150	84,471
Other assets	30,005	37,771

Total assets	$2,571,363	$2,379,121

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$138,344	$104,600
Accrued compensation	280,512	333,536
Billings in excess of services provided	45,022	44,434

Total current liabilities	463,878	482,570
Long-term debt, net	290,531	265,571
Non-current operating lease liabilities	177,110	—
Deferred income taxes	155,799	155,088
Other liabilities	65,033	127,067

Total liabilities	1,152,351	1,030,296

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 37,612 (2019) and 38,147 (2018)	376	381
Additional paid-in capital	242,075	299,534
Retained earnings	1,323,970	1,196,727
Accumulated other comprehensive loss	(147,409)	(147,817)

Total stockholders’ equity	1,419,012	1,348,825

Total liabilities and stockholders’ equity	$2,571,363	$2,379,121

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended June 30,
	2019	2018
	(unaudited)
Revenues	$606,119	$512,098

Operating expenses
Direct cost of revenues	386,266	330,318
Selling, general and administrative expenses	129,906	117,897
Amortization of other intangible assets	1,852	2,052

	518,024	450,267

Operating income	88,095	61,831

Other income (expense)
Interest income and other	2,609	2,474
Interest expense	(4,793)	(6,583)

	(2,184)	(4,109)

Income before income tax provision	85,911	57,722
Income tax provision	21,313	14,113

Net income	$64,598	$43,609

Earnings per common share — basic	$1.75	$1.18

Weighted average common shares outstanding — basic	36,960	37,001

Earnings per common share — diluted	$1.69	$1.14

Weighted average common shares outstanding — diluted	38,168	38,271

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$(4,815)	$(23,683)

Total other comprehensive income (loss), net of tax	(4,815)	(23,683)

Comprehensive income	$59,783	$19,926

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Six Months Ended June 30,
	2019	2018
	(unaudited)
Revenues	$1,157,393	$1,009,872

Operating expenses
Direct cost of revenues	735,332	651,435
Selling, general and administrative expenses	243,091	230,025
Amortization of other intangible assets	3,713	4,322

	982,136	885,782

Operating income	175,257	124,090

Other income (expense)
Interest income and other	2,768	674
Interest expense	(9,539)	(12,827)

	(6,771)	(12,153)

Income before income tax provision	168,486	111,937
Income tax provision	41,243	29,383

Net income	$127,243	$82,554

Earnings per common share — basic	$3.44	$2.24

Weighted average common shares outstanding — basic	36,970	36,851

Earnings per common share — diluted	$3.33	$2.18

Weighted average common shares outstanding — diluted	38,193	37,942

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$408	$(13,237)

Total other comprehensive income (loss), net of tax	408	(13,237)

Comprehensive income	$127,651	$69,317

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net income	$64,598	$43,609	$127,243	$82,554
Add back:
Non-cash interest expense on convertible notes	2,137	—	4,245	—
Tax impact of non-cash interest expense on convertible notes	(556)	—	(1,103)	—
Tax impact of gain on sale of business (1)	—	—	(2,097)	—

Adjusted net income	$66,179	$43,609	$128,288	$82,554

Earnings per common share — diluted	$1.69	$1.14	$3.33	$2.18
Add back:
Non-cash interest expense on convertible notes	0.05	—	0.11	—
Tax impact of non-cash interest expense on convertible notes	(0.01)	—	(0.03)	—
Tax impact of gain on sale of business (1)	—	—	(0.05)	—

Adjusted earnings per common share — diluted	$1.73	$1.14	$3.36	$2.18

Weighted average number of common shares outstanding — diluted	38,168	38,271	38,193	37,942

(1)	Represents a discrete tax adjustment resulting from a change in estimate related to the accounting for the sale of Ringtail.

FTI CONSULTING, INC.

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE

	Year Ended December 31, 2019
	Low	High
Guidance on estimated earnings per common share – diluted (GAAP) (1)	$4.88	$5.38
Non-cash interest expense on convertible notes, net of tax	0.17	0.17
Tax impact of gain on sale of business	(0.05)	(0.05)

Guidance on estimated adjusted earnings per common share (non-GAAP) (1)	$5.00	$5.50

(1)

The forward-looking guidance on estimated 2019 EPS and Adjusted EPS does not reflect other gains and losses (all of which would be excluded from Adjusted EPS) related to the future impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, gain or loss on sale of a business as these items are dependent on future events that are uncertain and difficult to predict. The forward-looking guidance excludes any shares of common stock potentially issuable upon conversion of the 2023 Convertible Notes from the calculation of EPS.

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended June 30, 2019 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$64,598
Interest income and other							(2,609)
Interest expense							4,793
Income tax provision							21,313

Operating income	$48,779	$26,779	$21,747	$10,550	$9,132	$(28,892)	$88,095
Depreciation and amortization	947	1,174	1,521	2,325	589	681	7,237
Amortization of other intangible assets	766	288	45	—	753	—	1,852

Adjusted EBITDA	$50,492	$28,241	$23,313	$12,875	$10,474	$(28,211)	$97,184

Six Months Ended June 30, 2019 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$127,243
Interest income and other							(2,768)
Interest expense							9,539
Income tax provision							41,243

Operating income	$84,463	$57,219	$44,236	$20,986	$19,348	$(50,995)	$175,257
Depreciation and amortization	1,857	2,260	3,028	4,612	1,163	1,383	14,303
Amortization of other intangible assets	1,533	579	89	—	1,512	—	3,713

Adjusted EBITDA	$87,853	$60,058	$47,353	$25,598	$22,023	$(49,612)	$193,273

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended June 30, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$43,609
Interest income and other							(2,474)
Interest expense							6,583
Income tax provision							14,113

Operating income	$34,041	$26,173	$14,024	$3,967	$9,508	$(25,882)	$61,831
Depreciation and amortization	953	1,131	1,377	3,527	586	914	8,488
Amortization of other intangible assets	783	311	71	14	873	—	2,052

Adjusted EBITDA	$35,777	$27,615	$15,472	$7,508	$10,967	$(24,968)	$72,371

Six Months Ended June 30, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$82,554
Interest income and other							(674)
Interest expense							12,827
Income tax provision							29,383

Operating income	$67,252	$50,503	$31,672	$6,560	$17,873	$(49,770)	$124,090
Depreciation and amortization	1,755	2,159	2,741	6,604	1,179	1,815	16,253
Amortization of other intangible assets	1,574	710	195	76	1,767	—	4,322

Adjusted EBITDA	$70,581	$53,372	$34,608	$13,240	$20,819	$(47,955)	$144,665

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended June 30, 2019 (unaudited)
Corporate Finance & Restructuring	$190,003	$50,492	26.6%	68%	$475	1,011
Forensic and Litigation Consulting	145,870	28,241	19.4%	65%	$340	1,212
Economic Consulting	155,502	23,313	15.0%	79%	$524	712
Technology (1)	55,632	12,875	23.1%	N/M	N/M	323
Strategic Communications (1)	59,112	10,474	17.7%	N/M	N/M	672

	$606,119	$125,395	20.7%			3,930

Unallocated Corporate		(28,211)

Adjusted EBITDA		$97,184	16.0%

Six Months Ended June 30, 2019 (unaudited)
Corporate Finance & Restructuring	$350,969	$87,853	25.0%	69%	$453	1,011
Forensic and Litigation Consulting	284,867	60,058	21.1%	66%	$337	1,212
Economic Consulting	297,773	47,353	15.9%	78%	$501	712
Technology (1)	106,968	25,598	23.9%	N/M	N/M	323
Strategic Communications (1)	116,816	22,023	18.9%	N/M	N/M	672

	$1,157,393	$242,885	21.0%			3,930

Unallocated Corporate		(49,612)

Adjusted EBITDA		$193,273	16.7%

Three Months Ended June 30, 2018 (unaudited)
Corporate Finance & Restructuring	$141,355	$35,777	25.3%	67%	$458	871
Forensic and Litigation Consulting	133,527	27,615	20.7%	67%	$344	1,065
Economic Consulting	133,308	15,472	11.6%	69%	$534	695
Technology (1)	46,429	7,508	16.2%	N/M	N/M	293
Strategic Communications (1)	57,479	10,967	19.1%	N/M	N/M	628

	$512,098	$97,339	19.0%			3,552

Unallocated Corporate		(24,968)

Adjusted EBITDA		$72,371	14.1%

Six Months Ended June 30, 2018 (unaudited)
Corporate Finance & Restructuring	$284,277	$70,581	24.8%	69%	$450	871
Forensic and Litigation Consulting	261,566	53,372	20.4%	67%	$338	1,065
Economic Consulting	266,417	34,608	13.0%	70%	$538	695
Technology (1)	87,343	13,240	15.2%	N/M	N/M	293
Strategic Communications (1)	110,269	20,819	18.9%	N/M	N/M	628

	$1,009,872	$192,620	19.1%			3,552

Unallocated Corporate		(47,955)

Adjusted EBITDA		$144,665	14.3%

N/M — Not meaningful

(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2019	2018
	(unaudited)
Operating activities
Net income	$127,243	$82,554
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14,304	16,253
Amortization and impairment of other intangible assets	3,713	4,322
Acquisition-related contingent consideration	186	232
Provision for doubtful accounts	6,260	8,710
Non-cash share-based compensation	10,207	8,563
Amortization of debt discount and issuance costs	5,748	993
Other	225	798
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(186,854)	(99,299)
Notes receivable	8,343	4,214
Prepaid expenses and other assets	(1,953)	(4,151)
Accounts payable, accrued expenses and other	(11,606)	352
Income taxes	24,424	13,143
Accrued compensation	(55,183)	(58,547)
Billings in excess of services provided	505	(12,722)

Net cash used in operating activities	(54,438)	(34,585)

Investing activities
Purchases of property and equipment	(20,661)	(16,220)
Other	69	689

Net cash used in investing activities	(20,592)	(15,531)

Financing activities
Borrowings (repayments) under revolving line of credit, net	20,000	(25,000)
Deposits	1,014	2,602
Purchase and retirement of common stock	(66,893)	(14,220)
Net issuance of common stock under equity compensation plans	1,009	18,740
Payments for business acquisition liabilities	(2,282)	(3,029)

Net cash used in financing activities	(47,152)	(20,907)

Effect of exchange rate changes on cash and cash equivalents	(781)	(2,382)

Net decrease in cash and cash equivalents	(122,963)	(73,405)
Cash and cash equivalents, beginning of period	312,069	189,961

Cash and cash equivalents, end of period	$189,106	$116,556